SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 14, 2007

Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, NJ 07071
(201) 393-5000

001-12215
(Commission file number)

Delaware
(State of Incorporation)

16-1387862
(I.R.S. Employer Identification Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2007 the Company announced the retirement of David M. Zewe, Senior Vice President, Diagnostic Testing Operations, effective July 13, 2007. He will be succeeded by Wayne R. Simmons, who will become Vice President, Operations. Mr. Simmons joined the Company in 2004 as Central Region Vice President, the Company’s largest region. He has over 25 years in the healthcare industry and was previously with Philips Medical Systems.

Signature

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 14, 2007

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Leo C. Farrenkopf, Jr.
Leo C. Farrenkopf, Jr.
Vice President and Corporate Secretary